Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Honeywell International Inc. on
Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 33-
60261, 33-62963, 333-14673, 333-57509, 333-57515, 333-57517,
333-57519, 333-83511 and 333-88141), on Forms S-3 (Nos. 33-
14071, 33-55425, 33-64245, 333-22355, 333-49455, 333-68847, 333-
74075 and 333-86157) and on Form S-4 (No. 333-82049) of our
report dated February 10, 1999, appearing in the Annual Report on Form 10-K of Honeywell Inc. for the year ended December 31, 1998 which is incorporated by reference in this Current Report on Form 8-K of Honeywell International.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
December 1, 1999